EXHIBIT 10.1

                                               Published CUSIP Number: 02660SAA3

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           Dated as of August 12, 2005

                                      among

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                     AMERICAN HOME MORTGAGE SERVICING, INC.
                          AMERICAN HOME MORTGAGE CORP.

                                       and

                    AMERICAN HOME MORTGAGE ACCEPTANCE, INC.,
                                as the Borrowers,

                             BANK OF AMERICA, N.A.,
            as Administrative Agent, Swing Line Lender, and a Lender
                                       and
                         The Other Lenders Party Hereto

            CALYON NEW YORK BRANCH and DEUTSCHE BANK SECURITIES INC.,
                            as Co-Syndication Agents
                  CITIBANK, N.A. and JPMORGAN CHASE BANK, N.A.
                           as Co-Documentation Agents

                         BANC OF AMERICA SECURITIES LLC,
                    Sole Lead Arranger and Sole Book Manager

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                      AMENDED AND RESTATED CREDIT AGREEMENT

        THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Agreement") is entered into as of August 12, 2005, by and among AMERICAN HOME MORTGAGE INVESTMENT CORP., a Maryland corporation ("AHMIC"), AMERICAN HOME MORTGAGE SERVICING, INC., a Maryland corporation ("AHMS"), AMERICAN HOME MORTGAGE CORP., a New York corporation ("AHMC"), AMERICAN HOME MORTGAGE ACCEPTANCE, INC., a Maryland corporation ("AHMA") (AHMIC, AHMS, AHMC and AHMA each, a "Borrower" and, collectively, the "Borrowers"), the lenders from time to time party hereto, together with their respective successors and assigns (each, a "Lender" and, collectively, the "Lenders"), and BANK OF AMERICA, N.A., as administrative agent, or any successor administrative agent (in such capacity, the "Administrative Agent"). Unless otherwise indicated, (a) all capitalized terms used herein shall have the meaning set forth in the Glossary attached to the Existing Credit Agreement (hereinafter defined) as Appendix I (the "Glossary") and by this reference incorporated herein, (b) all Paragraph, Appendix, Exhibit, and Schedule references herein are to Paragraphs, Appendices, Exhibits, and Schedules in or to the Existing Credit Agreement, and (c) all Section references herein are to Sections in this Agreement.

                                 R E C I T A L S

        A. Certain Borrowers have entered into the Credit Agreement (as modified, amended or supplemented to date, the "Existing Credit Agreement") dated as of August 30, 2004, with the Lenders party thereto, and the Administrative Agent, providing for, among other things, a revolving credit facility in the aggregate principal amount of $700,000,000.

        B. The Borrowers have requested that the Existing Credit Agreement be amended and restated to, among other things, (i) increase the Aggregate Credit Limit to $1,000,000,000, (ii) add AHMIC as a Borrower, jointly and severally liable on the Obligations, and (iii) extend the Maturity Date to August 11, 2006, and the Lenders and the Administrative Agent have agreed to so amend and restate the Existing Credit Agreement.

        NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment and Restatement of Existing Credit Agreement.

      (a) Restatement. All of the terms, provisions, and conditions of the Existing Credit Agreement are incorporated herein by reference, are amended to the extent set forth or provided in this Section 1, and, as so amended, are deemed restated in their entirety. The amendment and restatement of the Existing Credit Agreement hereunder is not intended by the parties to constitute either a novation or a discharge or satisfaction of the indebtedness, rights, and obligations under the Existing Credit Agreement or other Loan Documents, which indebtedness, rights, and obligations under the Existing Credit Agreement and other Loan Documents shall remain outstanding hereunder on the terms and conditions of this Agreement.


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      (b) Definitions.

               (i) The following definitions in the Glossary are deleted in their entirety and the following definitions are substituted therefor:

                      "Adjusted Consolidated Funded Debt" on any date of determination shall mean the sum of (a) the Consolidated Funded Debt of AHMIC and any other Person which would be reflected on the consolidated balance sheet of AHMIC prepared in accordance with GAAP if such balance sheet were prepared as of such date of determination, less (b) 50% of any Subordinated Debt (including Subordinated Debt incurred in connection with the issuance of "trust preferred securities"), less (c) the mortgage debt associated with the building and the land located at 538 Broadhollow Road, Melville, New York.

                      "Aggregate Credit Limit" shall mean at any date the sum of the Maximum Commitments of the Lenders as the same may be increased or decreased from time to time as permitted hereunder, with the "Aggregate Credit Limit" on the Effective Date being $1,000,000,000; provided, however, that in no event shall the Aggregate Credit Limit be increased to an amount in excess of the then current Maximum Aggregate Credit Limit.

                      "Agreement" shall mean this Amended and Restated Credit Agreement dated as of August 12, 2005 (which amends and restates that certain Credit Agreement dated as of August 30, 2004, as amended) by and among the Borrowers, the Administrative Agent and certain Lenders, as the same may be amended, extended or replaced from time to time.

                      "Applicable Margin" shall mean, with respect to the principal balance of Loans that have been advanced against the following types of Collateral, the per annum rate set forth opposite each such Collateral type (provided that, in the event that on any day a particular item of Collateral may be categorized as more than one type of Collateral, then the Applicable Margin with respect to such item of Collateral shall be the highest of the Applicable Margins applicable to such item of Collateral):

-------------------------------------------------------------------------------
                  Collateral Type                        Applicable Margin
                                                    ---------------------------
                                                        LIBOR      Base Rate
-------------------------------------------------------------------------------
Prime First Mortgage Loans.....................         0.90%        0.00%
Prime Second Mortgage Loans....................         1.25%        0.00%
Subprime Mortgage Loans........................         1.25%        0.00%
Impaired Mortgage Loans or Aged Mortgage Loans.         1.25%        0.00%
HUD 203(k) Mortgage Loans......................         0.90%        0.00%
Construction-to-Perm Mortgage Loans............        1.625%        0.00%
Bond Agency Program Mortgage Loans.............         1.25%        0.00%
Repurchased Maturing Mortgage Loans............         1.25%        0.00%
REO Property...................................         1.25%        0.00%
EBO Mortgage Loans.............................         1.25%        0.00%
Mortgage-Backed Securities (AAA or Agency) ....         0.50%        0.00%
Servicing Rights...............................        1.875%        1.00%
Servicing Receivable...........................         1.25%        0.00%
-------------------------------------------------------------------------------

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      ; provided that, to the extent the Borrower elects to convert any
      Servicing Rights Loans to a term loan pursuant to Paragraph 2(d), then the Applicable Margin for Servicing Rights Loans will be increased on and after such conversion date by .25%.

            "Borrowers" shall mean AHMIC, AHMS, AHMC, and AHMA; "Borrower" shall mean any of AHMIC, AHMS, AHMC, or AHMA.

            "Effective Date" shall mean August 12, 2005, or such subsequent date on which each of the conditions set forth in this Agreement is satisfied.

            "Existing Credit Agreement" shall mean that certain Credit Agreement dated as of August 30, 2004, as amended, among the Borrowers (other than AHMIC), the lenders party thereto and Bank of America, as Administrative Agent for such lenders.

            "Fee Letter" shall mean that certain letter agreement dated July 12, 2005, among the Borrowers, Bank of America and Banc of America Securities LLC.

            "Funding Account" shall mean an account, the last four digits of which are 8044 (or such other account as Administrative Agent may agree to in writing), maintained in the Borrowers' names alone with the Administrative Agent.

            "Interim Date" shall mean May 31, 2005.

            "Maturity Date" shall mean the earlier of: (a) August 11, 2006, as such date may be extended from time to time in writing by 100% of the Lenders, in their sole discretion, and (b) the date the Lenders terminate their obligation to make further Loans hereunder pursuant to Paragraph 12.

            "Maximum Aggregate Credit Limit" shall mean $1,250,000,000.00 as such amount may be increased or decreased from time to time by written agreement of the Administrative Agent, the Borrowers, and 100% of the Lenders.

            "Servicing Delinquencies" shall mean the aggregate outstanding principal balance of Mortgage Loans included in the Borrowers' Eligible Servicing Portfolio that are 30 days or more past due after the end of the month in which such Mortgage Loans first became past due (other than any such Mortgage Loans that are in the process of foreclosure).

            "Servicing Rights Credit Sublimit" shall mean, at any time, an amount not to exceed 35% of the Aggregate Credit Limit.

            "Settlement Account" shall mean a "no-access" account, the last four digits of which are 2748 or 5450 (or such other account as may be agreed to in writing by Administrative Agent and Collateral Agent), maintained by the Collateral Agent for the benefit of the Administrative Agent on behalf of the Lenders, which is designated for receipt of the proceeds of the sale or other disposition of the Collateral.

            "Statement Date" shall mean December 31, 2004.

            "Warehouse Borrowing Base" shall mean at any date all Eligible Mortgage Loans and Eligible Mortgage-Backed Securities in which the Administrative Agent or the

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      Collateral Agent holds for the benefit of the Lenders a first priority perfected security interest at such date.

            (ii) The following definitions in the Glossary are revised as follows:

                  (A) The definition of "Collateral Type" is revised to delete the word "and" at the end of clause (q), replace the "." at the end of clause (r) with "; and", and to add a new clause (s) as follows:

                        (s) Eligible Mortgage-Backed Securities.

                  (B) The definition of "Collateral Value of the Warehouse
            Borrowing Base" is revised to delete "and" at the end of the existing clause (i), to re-letter the existing clause (j) as clause
            (k), and to insert a new clause (j) immediately following clause (i) as follows:

                        (j) the lesser of (i) the aggregate Unit Collateral
                  Values of all Mortgage-Backed Securities included in the Warehouse Borrowing Base and (ii) an amount equal to 100% of the Aggregate Credit Limit; and

                  (C) Clause (f)(ii) in the definition of "Eligible Mortgage
            Loan" is revised to read as follows:

                        (ii) is not classified as (a) a "high cost" loan under
                  HOEPA or (b) a "high cost," "threshold," "covered," or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

                  (D) Clause (l) in the definition of "Eligible Mortgage Loan"
            is revised to read as follows:

                        (l) The date of the underlying promissory note is no
                  earlier than 90 days prior to the date such Mortgage Loan is first included in the Warehouse Borrowing Base, unless the Mortgage Loan is a Construction-to-Perm Mortgage Loan, an EBO Mortgage Loan, or a modification resulting from an extension of a Mortgage Loan with a final balloon payment or with an adjustable interest rate;

                  (E) The definition of "Eligible Mortgage Loan" is further
            revised to delete the last proviso thereto in its entirety.

                  (F) Clause (c) in the definition of "Eligible Servicing
            Portfolio" is revised to read in its entirety as follows:

                        (c) Each of the applicable Approved Investors (other
                  than under Servicing Contracts in effect as of the Effective Date and other than FNMA, FHLMC, and GNMA) under such Servicing Contracts has consented to the assignment of the related Servicing Rights to the Administrative Agent, or its affiliate or designee, for the benefit of the Lenders pursuant to a written consent

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                        in form and content satisfactory to the Administrative
                        Agent including, if and as requested, a Resignation Letter (or, in the case of Servicing Contracts in effect as of the Effective Date or FNMA, FHLMC, and GNMA, the Borrowers have obtained such written consent, or have undertaken commercially reasonable efforts to obtain such written consent, within 60 days following the Effective Date, or such longer period as Administrative Agent may agree in writing), or in lieu of such written consent, the Administrative Agent has received evidence reasonably satisfactory to it that the Servicing Rights under the applicable Servicing Contracts may be assigned to the Administrative Agent, or its affiliate or designee, for the benefit of the Lenders without such consent;

                  (G) The definition of "Unit Collateral Value" is revised (x)
            to delete the word "lesser" and to replace it with the word "least" in clauses (d), (e), (f), (i), and (j), (y) to delete the word "or" before the beginning of clause (j)(iii) and to replace it with the word "and" and (z) to delete the word "and" at the end of clause
            (n), to replace the "." at the end of clause (o) with "; and", and to add a new clause (p) at the end of the definition as follows:

                        (p) With respect to an Eligible Mortgage-Backed
                  Security, 95% of the Fair Market Value of such Eligible Mortgage-Backed Security.

            (iii) The following definitions are added to the Glossary in the appropriate alphabetical order:

                  "Eligible Mortgage-Backed Security" shall mean a Mortgage-Backed Security with respect to which each of the following are accurate and complete (and the Borrowers by including such Mortgage-Backed Security in any computation of the Collateral Value of the Warehouse Borrowing Base shall be deemed to so represent and warrant to the Administrative Agent, the Collateral Agent, and the Lenders at and as of the date of such computation):

                              (a) Such Mortgage-Backed Security is in full force
                        and effect, and is valid, binding, and enforceable, in accordance with its terms, without offset, counterclaim, defense, or right of rescission or avoidance of any kind, whether by operation of law or otherwise;

                              (b) Such Mortgage-Backed Security is issued or
                        guaranteed by GNMA, FNMA, or FHLMC, or, in the alternative, has a rating of no less than AAA (or its equivalent) by each of (and at least two of) Fitch Investors Service, L.P., Moody's Investors Service, Inc., or Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., or any of their respective successors, except to the extent that one (but not more than one) of the above-listed rating agencies has not issued a rating for such Mortgage-Backed Security;

                              (c) Such Mortgage-Backed Security is owned by
                        AHMIC;

                              (d) Such Mortgage-Backed Security is free from
                        default;

                              (e) Such Mortgage-Backed Security has either been
                        deposited with and is held by the Collateral Agent or an agent, bailee,

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                        and custodian of the Collateral Agent under the Security
                        Agreement (or by a Person who has executed a custodial agreement acceptable to Administrative Agent), properly endorsed in blank for transfer or, if such Mortgage-Backed Security is a Book-Entry MBS, such Mortgage-Backed Security is the subject of a Perfected Assignment;

                              (f) Such Mortgage-Backed Security is free and
                        clear of all Liens, encumbrances, charges, rights and interests of any kind, except in favor of the Administrative Agent or the Collateral Agent for the benefit of the Lenders. There are (i) no outstanding rights, options, warrants or agreements for a purchase, sale or issuance, in connection with the Mortgage-Backed Security, (ii) no agreements on the part of any Borrower to issue, sell or distribute the Mortgage-Backed Security, and (iii) no obligations on the part of any Borrower (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Mortgage-Backed Security;

                              (g) If such Mortgage-Backed Security is
                        certificated and has been withdrawn from the possession of the Collateral Agent on terms and subject to conditions set forth in the Security Agreement, and if such certificated Mortgage-Backed Security was shipped by the Collateral Agent directly to a permanent investor for purchase, the full amount required to be paid on account thereof (as set forth on the schedule attached to the related transmittal letter) has been received into the Settlement Account (in which case such Mortgage-Backed Security shall cease to be an Eligible Mortgage-Backed Security), or such Mortgage-Backed Security has been returned to the Collateral Agent, in either case within two (2) days from the date of shipment by the Collateral Agent;

                              (h) The Required Documents for such
                        Mortgage-Backed Security have been delivered to the Collateral Agent prior to the inclusion of such Mortgage-Backed Security in the Warehouse Borrowing Base such that such Mortgage-Backed Security is a Warehouse-Related MBS;

                              (i) Either (1) such Mortgage-Backed Security was
                        issued at least 31 days prior to such Mortgage-Backed Security being deposited with the Collateral Agent or otherwise being subject to a Perfected Assignment, or
                        (2) if such Mortgage-Backed Security was issued within such aforementioned 31 day period, no Lender or Affiliate of any Lender was a member of the selling syndicate or group with respect to such Mortgage-Backed Security, as described in Section 11(d)(1) of the Securities Exchange Act of 1934, as amended;

                              (j) Such Mortgage-Backed Security is not an
                        interest-only security or strip;

                              (k) To the best of each Borrower's knowledge the
                        Governing Agreement for such Mortgage-Backed Security and any other agreement executed and delivered in connection with such Mortgage-

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                        Backed Security are genuine, and each is the legal,
                        valid and binding obligation of the maker thereof enforceable in accordance with its terms. The Governing Agreement for such Mortgage-Backed Security is in full force and effect, and the enforceability of such Governing Agreement has not been contested by the Trustee;

                              (l) The terms of the Governing Agreement for such
                        Mortgage-Backed Security and such Mortgage-Backed Security have not been impaired, altered or modified in any material respect other than as disclosed to the Administrative Agent;

                              (m) The related Borrower has not waived the
                        performance by the Trustee of any action, if the Trustee's failure to perform such action would cause the Governing Agreement for such Mortgage-Backed Security to be in default, nor has the related Borrower waived any default resulting from any action or inaction by the Trustee;

                              (n) To the best of the related Borrower's
                        knowledge there is no default, breach, violation or event of acceleration existing under the Governing Agreement for such Mortgage-Backed Security and no event has occurred which, with the passage of time or giving of notice or both and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and neither the related Borrower nor its predecessors in interest have waived any such default, breach, violation or event of acceleration; and

                              (o) Such Mortgage-Backed Security is assignable to
                        the Administrative Agent or the Collateral Agent for the benefit of the Lenders subject to any documents required to be delivered pursuant to the Governing Agreement for such Mortgage-Backed Security, and the Governing Agreement for such Mortgage-Backed Security permits the related Borrower to pledge such Mortgage-Backed Security to the Administrative Agent or the Collateral Agent for the benefit of the Lenders.

                        "Governing Agreement" shall mean, with respect to any Eligible Mortgage-Backed Security, the agreement or agreements which govern the issuance and the payment of such Eligible Mortgage-Backed Security, which may include without limitation, any pooling and servicing agreement and any trust agreement.

                        "RFC Credit Agreement" shall mean that certain Second Amended and Restated Warehousing Credit, Term Loan and Security Agreement (Syndicated) dated as of May 27, 2004, among certain of the Borrowers, the lenders party thereto and Residential Funding Corporation, as credit agent for such lenders.

                        "Trustee" shall mean the person responsible for administering a Mortgage-Backed Security under its Governing Agreement.

      (c) Other Amendments. The following provisions of the Existing Credit Agreement are amended as follows:

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            (i) The text of the first sentence of Paragraph 5(b) is revised to add the words "and on the Maturity Date" at the end of such sentence immediately prior to the period.

            (ii) The text of Paragraph 5(k) is deleted in its entirety and replaced with the following:

                  The Borrowers shall pay to the Administrative Agent, to be allocated to the Lenders pro rata in accordance with their respective Percentage Shares for the applicable calculation period, quarterly in arrears, on the last Business Day of each September, December, March and June, commencing September 30, 2005, and on the Maturity Date, a non-refundable facility fee equal to (1) the Aggregate Credit Limit in effect on the payment date therefor, multiplied by (2) 0.125% per annum.

            (iii) The text of Paragraph 6(a) is deleted in its entirety and replaced with the following:

                  The Borrowers represent, warrant, covenant and agree that, other than the initial Loans funded hereunder on the Effective Date which shall be utilized to refinance and extend in full all Indebtedness of the Borrowers outstanding under the Existing Credit Agreement (including to allow any Lender to purchase a ratable share of the outstanding Loans of any "Lender" under the Existing Credit Agreement that is not extending its Commitment under this Agreement), the proceeds of all Loans shall be utilized by the Borrowers solely for the purpose of originating and/or acquiring Mortgage Loans and Mortgage-Backed Securities (and to repay Swing Line Loans) and rights under Servicing Contracts that will be part of the Eligible Servicing Portfolio and to support working capital needs.

                  (iv) Paragraph 6(b)(1) is amended to replace each reference to
            "9:30 a.m." with "10:30 a.m."

                  (v) Paragraph 6(b)(2) is amended to replace the reference to
            "12:00 p.m." with "1:30 p.m."

                  (vi) Paragraph 6(d)(1) is amended to add the following
            sentence at the end of such paragraph:

                        The Borrowers shall further cause the sum of the
                  aggregate Unit Collateral Values of all Mortgage-Backed Securities included in the Warehouse Borrowing Base to be not less than the sum of the aggregate outstanding amount of the Loans advanced for the account of AHMIC.

                  (vii) Paragraphs 6(d)(4) and 6(d)(5) are deleted in their
            entirety and replaced with the following:

                        (4) The Borrowers shall promptly (and in any event no
                  later than one Business Day after such demand) prepay, upon telephonic demand by the Administrative Agent: (i) Warehouse Loans and/or Swing Line Loans to the Administrative Agent on behalf of the Lenders or the Swing Line Lender, as the case may be, on any day in the amount of any shortfall in the Collateral Value of the Warehouse Borrowing Base or the aggregate Unit Collateral Values of the Eligible Mortgage-Backed Securities included in

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                  the Warehouse Borrowing Base, as determined pursuant to
                  subparagraph (1) above, (ii) Servicing Rights Loans to the Administrative Agent on behalf of the Lenders on any day in the amount of any shortfall in the Collateral Value of the Servicing Rights Borrowing Base, as determined pursuant to subparagraph (2) above (including after any of the Servicing Rights Loans are converted to a term loan pursuant to Paragraph 2(d)), and (iii) Working Capital Loans to the Administrative Agent on behalf of the Lenders on any day in the amount of any shortfall in the Collateral Value of the Working Capital Borrowing Base, as determined pursuant to subparagraph (3) above.

                        (5) If, but only if, at such time as the Borrowers shall
                  be required to prepay Loans under subparagraph (4)(i) of this Paragraph 6(d) there shall not have occurred and be continuing an Event of Default or Potential Default, in lieu of prepaying the Warehouse Loans or Swing Line Loans, the Borrowers may deliver to the Collateral Agent additional Eligible Mortgage Loans or Eligible Mortgage-Backed Securities (to support Loans for the account of AHMIC) with aggregate Unit Collateral Values such that the Borrowers shall be in compliance with the requirement of subparagraph (1) above.

                  (viii) The text of Paragraphs 6(g)(1) and 6(g)(1)(ii) is
            amended to add the words ", Eligible Mortgage-Backed Securities," immediately following the words "Eligible Mortgage Loans".

                  (ix) The text of Paragraph 6(i)(1) is deleted in its entirety and replaced with the following:

                        (1) Provided there exists no Event of Default or
                  Potential Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may, from time to time, request an increase in the Aggregate Credit Limit by an amount (for all such requests) not exceeding $250,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Borrowers may make a maximum of four such requests. At the time of delivering such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

                  (x) The caption and first sentence of Paragraph 8(a) are
            amended in their entirety to read as follows:

                        First Loan under Existing Credit Agreement. The
                  obligations of each Lender to make its initial Loan under the Existing Credit Agreement is subject to satisfaction of the following conditions precedent:

                  (xi) The text of Paragraph 8(a)(1)(i) is deleted and replaced with the following:

                        A duly executed copy of the Existing Credit Agreement;

                  (xii) Paragraph 8(a)(1)(xiii) is amended to replace the
            defined term "Existing Credit Agreement" with the defined term "RFC Credit Agreement".

                  (xiii) The text of Paragraph 8(b)(4)(ii) is amended by
            deleting the word "and" before the "E" and adding a new clause (F) at the end as follows:

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                        (F) the aggregate principal amount of Warehouse Loans
                  and Swing Line Loans outstanding for the account of AHMIC will not exceed the aggregate Unit Collateral Values of the Eligible Mortgage-Backed Securities; and

                  (xiv) The text of Paragraph 8(b)(5) is deleted in its entirety and replaced with the following:

                        (5) Since December 31, 2004, there shall not have
                  occurred a material adverse change in the business, assets, liabilities (actual or contingent), operations, financial condition, or business prospects of the Loan Parties taken as a whole.

                  (xv) The text of Paragraph 8(b)(6) is deleted in its entirety and replaced with the following:

                        (6) By inclusion of any Mortgage Loan, Mortgage-Backed
                  Security, REO Property, Servicing Receivable, or Servicing Right, as applicable, in any computation of the Collateral Value of the Warehouse Borrowing Base, the Collateral Value of the Servicing Rights Borrowing Base, or the Collateral Value of the Working Capital Borrowing Base, as applicable, on any Borrowing Base Certificate delivered to the Collateral Agent or the Administrative Agent, the Borrowers shall be deemed to represent and warrant to the Administrative Agent, the Collateral Agent, and the Lenders at and as of the date of such computation that each of the criteria specifically set forth in the respective definitions of each Collateral Type is true and correct; provided that, in the event that any Mortgage Loan, Mortgage-Backed Security, REO Property, Servicing Receivable, or Servicing Right fails to meet the criteria set forth in the respective definitions of such Collateral Type, such Collateral Type shall be deemed to have an Appraisal Value or Unit Collateral Value (as the case may be) of $0, but such failure shall not, in and of itself, constitute an Event of Default. This representation and warranty by the Borrowers shall be deemed to have been made on any day that a Warehouse Loan is made to refund a Swing Line Loan.

                  (xvi) A new Paragraph 8(c) - Conditions to Effectiveness of
            Amended and Restated Credit Agreement is added to read as follows:

                        8(c) Conditions to Effectiveness of Amended and Restated
                  Credit Agreement. The obligation of each Lender to make its initial Loan under this Agreement is subject to satisfaction of the following conditions precedent:

                        (1) The Administrative Agent's receipt of the following,
                  each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Effective Date (or, in the case of certificates of governmental officials, a recent date before the Effective Date) and each in form and substance satisfactory to the Administrative Agent:

                              (i) A duly executed copy of this Agreement;

                              (ii) Duly executed originals of each of the Notes;

                             (iii) All financing statements and other documents,
                      instruments and agreements, properly executed, as appropriate, deemed necessary or appropriate by the Administrative Agent, in its reasonable discretion, to create in favor of the Administrative Agent for the pro rata, pari passu benefit of the Lenders a first priority perfected security interest in and lien upon the Collateral;

                              (iv) Certified copies of resolutions of the Board
                        of Directors of each of the Loan Parties approving the execution and delivery of the Loan Documents to which it is a party, the performance of the Obligations and the consummation of the transactions contemplated thereby;

                              (v) A certificate of the Secretary or an Assistant
                        Secretary of each of the Loan Parties certifying the names and true signatures of the officers of such Loan Party authorized to execute the Loan Documents to which it is a party;

                              (vi) A copy of the Articles or Certificate of
                        Incorporation of each of the Loan Parties, certified by the Secretary of State of the state of its incorporation as of a recent date, or, if previously delivered and certified, a certificate of a Secretary or Assistant Secretary certifying that there have been no changes since the certificate previously delivered;

                              (vii) A copy of the Bylaws of each of the Loan
                        Parties, certified by the Secretary or an Assistant Secretary of such Loan Party as of the date of this Agreement as being accurate and complete, or, if previously delivered and certified, a certificate of a Secretary or Assistant Secretary certifying that there have been no changes since the certificate previously delivered;

                              (viii) A certificate of the appropriate
                        Governmental Authority of each state in which each of the Loan Parties is required to be authorized to do business to the effect that such Loan Party is so qualified and in good standing as of a recent date;

                              (ix) A certificate of a Responsible Financial
                        Officer of each of the Loan Parties, demonstrating in detail satisfactory to the Administrative Agent such Loan Party's compliance with the financial covenants set forth in Paragraphs 11(h), (i), (j) and (k) at and as of May 31, 2005;

                              (x) Evidence in form and substance reasonably
                        satisfactory to the Administrative Agent that AHMH continues to be a MERS Member and that the Borrowers, as affiliates of AHMH, continue to be approved by MERS as authorized users of the MERS System pursuant to the membership of AHMH;

                              (xi) Evidence reasonably satisfactory to the
                        Administrative Agent of the payment by the Borrowers of all interest, fees and other amounts (other than principal of Loans) accrued to the Effective Date under the Existing Credit Agreement, under this Agreement or under the Fee Letter;

                              (xii) An opinion of counsel to the Loan Parties
                        with respect to such matters as the Administrative Agent may request;

                              (xiii) A duly completed and executed Borrowing
                        Base Certificate dated as of the date of the first Loan hereunder;

                              (xiv) A certificate executed by a duly authorized
                        officer of AHMIC certifying as to the policies and procedures relating to the Borrowers' Hedging Arrangements and the Borrowers' underwriting and servicing guidelines; and

                              (xv) Such other documents, instruments,
                        agreements, certificates and evidences as the Administrative Agent may reasonably request.

                  (xvii) The text of Paragraph 9(o) is deleted in its entirety and replaced with the following:

                        AHMIC has elected to be treated as a REIT for U.S. federal income tax purposes. AHMH is a taxable REIT Subsidiary of AHMIC. AHMS and AHMC are taxable REIT Subsidiaries of AHMIC. AHMA is a qualified REIT Subsidiary of AHMIC. Each of AHMIC, AHMH, AHMS, AHMC and AHMA is in compliance with the provisions of the Internal Revenue Code of 1986, as amended, governing its REIT status, as applicable."

                  (xviii) The text of Paragraph 10(a)(2) is deleted in its
            entirety and replaced with the following:

                        (2) Promptly after available, but in any event within 45
                  days after the end of each calendar quarter of each fiscal year of AHMIC, a consolidated and consolidating balance sheet of AHMIC and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for the portion of AHMIC's fiscal year then ended, setting forth in comparative form the figures as of the end of and for the corresponding portion of the year then ended for the previous fiscal year, all in reasonable detail, certified by a Responsible Financial Officer of AHMIC in the accompanying Covenant Compliance Certificate as fairly presenting the financial condition, results of operation, shareholders' equity and cash flows of AHMIC and its Subsidiaries in accordance with GAAP and with any FNMA, FHLMC and GNMA requirements, subject only to normal year-end audit adjustments and the absence of footnotes;

                  (xix) The delivery requirements reflected for each
            sub-paragraph in Paragraph 10(b) referenced in the chart below are replaced with the amended delivery requirements corresponding with such sub-paragraph as reflected in the chart below:

       ========================================================================
             Paragraph                   Amended Delivery Requirement
       ========================================================================
       10(b)(6)                Within 45 days  after the last day of each month
                               (or,  more  frequently as  Administrative  Agent
                               may otherwise reasonably request)
       ------------------------------------------------------------------------
       10(b)(7)                Within 15 days after the last day of each
                               fiscal quarter (or, more frequently as
                               Administrative Agent may otherwise
                               reasonably
                               request)
       ------------------------------------------------------------------------
       10(b)(8)                Within 15 days after the last day of each
                               fiscal quarter (or, more frequently as
                               Administrative Agent may otherwise
                               reasonably
                               request)
       ------------------------------------------------------------------------
       10(b)(11)               Within 15 days after the last day of each
                               fiscal quarter (or, more frequently as
                               Administrative Agent may otherwise
                               reasonably
                               request)
       ------------------------------------------------------------------------
       10(b)(12)               Within 15 days after the last day of each
                               fiscal

       ========================================================================
             Paragraph                   Amended Delivery Requirement
       ========================================================================
                               quarter (or, more frequently as
                               Administrative Agent may otherwise
                               reasonably
                               request)
       ------------------------------------------------------------------------
       10(b)(13)               Within 15 days after the last day of each
                               fiscal quarter (or, more frequently as
                               Administrative Agent may otherwise
                               reasonably
                               request)
       ------------------------------------------------------------------------
       10(b)(14)               Within 15 days after the last day of each
                               fiscal quarter (or, more frequently as
                               Administrative Agent may otherwise
                               reasonably
                               request)
       ------------------------------------------------------------------------

                  (xx) The text of Paragraph 10(b)(17) is deleted in its
            entirety and replaced with the following:

                        (17) At any time as Administrative Agent may request in
                  its reasonable, sole discretion, an "agreed-upon procedures report," in form and substance reasonably satisfactory to the Administrative Agent, with respect to the operations of Borrowers, the operations of Collateral Agent (with 48 hours prior notice to the Collateral Agent) with respect to its services provided pursuant to the Security Agreement, and to advances made by any of the Borrowers that give rise to Servicing Receivables, prepared by an independent consultant reasonably acceptable to the Administrative Agent in accordance with procedures, guidelines and standards mutually agreeable to the Borrowers and the Administrative Agent; and

            (xxi) Paragraph 10(j) is amended to insert the word "reasonable" before the word "expenses" in the first place that the word "expenses" appears.

            (xxii) The text of Paragraph 11(c) is deleted in its entirety and replaced with the following:

                        Liquidate or dissolve, or enter into any consolidation,
                  merger, partnership, joint venture, syndicate or other combination unless: (1) a Loan Party is the survivor in any consolidation, merger, partnership, joint venture, syndicate, or other combination to which it is a party, (2) a Subsidiary of a Loan Party is the survivor in any consolidation, merger, partnership, joint venture, syndicate, or other combination to which it is a party if a Loan Party is not also a party thereto, and (3) no Potential Default or Event of Default would exist after giving effect to such consolidation, merger, partnership, joint venture, syndicate or other combination.

            (xxiii) The text of Paragraph 11(d) is deleted in its entirety and replaced with the following:

                  Purchase or acquire or incur liability for the purchase or acquisition of any or all of the assets of any Person, other than, so long as no Event of Default or Potential Default would exist after giving effect thereto, (i) of a Loan Party or any Subsidiary of a Loan Party, (ii) in the ordinary course of business (it being expressly agreed and understood that acquisitions of Mortgage Loans and Servicing Rights and servicing rights under Sub-Servicing Contracts and of Persons owning Mortgage Loans and Servicing Rights and servicing rights under Sub-Servicing Contracts are ordinary course of business activities), or (iii) the purchase or acquisition of other assets or businesses which are the same or similar to current business activities of the Loan Parties or are businesses or assets closely related to the current businesses of the Loan Parties; provided, however, that in the case of clause
            (iii) the aggregate purchase price of all such purchases or acquisitions from and after the date of this Agreement (x) shall not exceed $50,000,000 without the prior written consent of the Administrative Agent and (y) shall not exceed $100,000,000 without the prior written consent of the Administrative Agent and the Majority Lenders.

            (xxiv) Paragraph 11(f) is amended to change "$2,500,000" to "$5,000,000."

            (xxv) Paragraph 11(g) is amended to change "$2,500,000" to "$5,000,000."

            (xxvi) The text of Paragraph 11(h)(1) is deleted in its entirety and replaced with the following:

                  (1) Permit at any time the Tangible Net Worth of AHMIC to be less than $685,000,000, plus 75% of the Net Cash Proceeds of any capital stock (including preferred stock) issued by AHMIC after June 30, 2005.

            (xxvii) Paragraph 11(j)(1) is amended to change "6%" to "4%."

            (xxviii) The text of Paragraph 12(e) is deleted in its entirety and replaced with the following:

                  12(e) Any of the Loan Parties shall default in any payment of principal of or interest on any Indebtedness (other than the Obligations) having a principal balance of $1,500,000 or any other event shall occur (including any "termination event" or similar event under any Loan Parties' (or any affiliate thereof) single seller program, other than such "termination events" which relate to
            (1) any failure to maintain an agreement with a "Rated Bidder" as set forth in Section 11(2)(n) of either (i) the Mortgage Loan Purchase and Servicing Agreement dated as of May 27, 2004, by and among Broadhollow Funding, LLC, as purchaser, American Home Mortgage Corp., as seller, Columbia National, Incorporated, as servicer, and American Home Mortgage Investment Corp., as performance guarantor, or (ii) the Mortgage Loan Purchase and Servicing Agreement dated as of May 27, 2004, by and among Melville Funding, LLC, as purchaser, American Home Mortgage Acceptance, Inc., as seller, Columbia National, Incorporated, as servicer, and American Home Mortgage Investment Corp., as performance guarantor (collectively, the "Purchase Agreements"), and (2) any failure to extend a "Swap Counterparty Agreement" as set forth in Section 11(2)(o) of the Purchase Agreements) the effect of which other event is to cause or permit such Indebtedness to be declared or otherwise to become due prior to its stated maturity or such single seller program to be terminated (after giving effect to any applicable cure periods and except as otherwise provided above); or

            (xxix) A new Paragraph 15(q) is added as follows:

                  Existing Credit Agreement. This Agreement entirely amends and restates the Existing Credit Agreement, and each Borrower, the Administrative Agent, and each Lender that is party to the Existing Credit Agreement agrees that, effective as of the Effective Date, the obligation to extend any credit under the Existing Credit Agreement is amended and superceded by this Agreement. However, any fees previously paid to the Lenders for periods through August 29, 2005, are fully earned and non-refundable.

            (xxx) Schedules I, II, V and VI are entirely deleted and replaced with the attached Schedules I, II, V and VI, respectively, and all references to such Schedules in the Loan Documents and all documents delivered pursuant thereto or in connection therewith or as an amendment, modification, restatement, or supplement thereto, shall henceforth include references to the attached Schedules as amended and restated.

            (xxxi) Exhibits A-1 and A-2, Exhibit E, Exhibit I, and Exhibit J are deleted and replaced with the attached Exhibits A-1 and A-2, Exhibit E,
      Exhibit I, and Exhibit J, respectively, and all references to such Exhibits respectively in the Loan Documents and all documents delivered pursuant thereto or in connection therewith or as an amendment, modification, restatement, or supplement thereto, shall henceforth include references to the attached Exhibits.

      (d) References. All references in the Loan Documents to the "Agreement" or the "Credit Agreement," and in all documents delivered pursuant thereto or in connection therewith or as an amendment, modification, restatement, or supplement thereto, including in any Note thereto heretofore executed and delivered by the Borrowers, shall henceforth include references to this Agreement, and the Schedules, Exhibits, Appendix, and other Loan Documents modified hereby, as the same may, from time to time, be amended, modified, supplemented and/or restated.

      (e) Conforming Amendments. Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

      (f) General Provision Regarding Extension and Restatement. Notwithstanding the fact that this Agreement is an extension and renewal of the Existing Credit Agreement, each Lender acknowledges that, to the extent any Lender under the Existing Credit Agreement decides not to renew its commitment under this Agreement (a "Non-Renewing Lender"), then, on the Effective Date of this Agreement, such renewing and extending Lenders and any new Lenders under this Agreement shall be deemed to have purchased a ratable share of any Non-Renewing Lender's outstanding Loans such that, after giving effect thereto, each Non-Renewing Lender no longer holds any interests or commitments under the Existing Credit Agreement and each continuing and new Lender under this Agreement has a Maximum Commitment and Percentage Share as described on Schedule I attached hereto.

      (g) Joinder of AHMIC. By execution hereof, AHMIC agrees that it is bound under the terms of the Existing Credit Agreement and other Loan Documents, as amended by this Agreement, as a "Borrower" thereunder, as if it had been an original Borrower signatory thereto.

2. Amendments to Security Agreement and Joinder.

      (a) Amendments to Security Agreement.

            (i) Paragraph 1 of the Security Agreement is amended to revise the fourth complete sentence to read as follows:

                  The Collateral Agent agrees to act in accordance with this
            Security Agreement and in accordance with any written instructions properly delivered pursuant hereto, without further consent of the Borrowers.

            (ii) Paragraph 2(b) of the Security Agreement is amended to change the initial reference to "11:00 a.m." to "1:00 p.m.".

            (iii) Paragraph 2(c) of the Security Agreement is amended to change the second reference to "11:00 a.m." to "1:00 p.m.".

            (iv) Paragraph 2(h) of the Security Agreement is amended to change the reference to "11:00 a.m." to "1:00 p.m.".

            (v) Paragraph 4(b) of the Security Agreement is amended in its entirety as follows:

                  (b) All Warehouse-Related MBSs, now owned and hereafter
            acquired by any of the Borrowers, which, if certificated, are delivered to the Collateral Agent for inclusion as "Collateral" hereunder, or which, if uncertificated, are subject to Perfected Assignments pursuant to Paragraph 2(g) of this Security Agreement, and all right to the payment of monies and non-cash distributions on account of any of the above and all new, substituted and additional securities at any time issued with respect thereto;

            (vi) Paragraph 5(a) of the Security Agreement is amended to change the initial reference to "11:00 a.m." to "1:00 p.m." and the second reference to "11:00 a.m." to "12:00 p.m.".

            (vii) Exhibits 1, 2 and 4 to the Security Agreement are deleted and replaced with the attached Exhibits 1, 2 and 4, respectively, and all references to such Exhibits respectively in the Loan Documents and all documents delivered pursuant thereto or in connection therewith or as an amendment, modification, restatement, or supplement thereto, shall henceforth include references to the attached Exhibits.

      (b) Joinder of AHMIC. By execution hereof, AHMIC agrees that it is bound under the terms of the Security Agreement as a "Borrower" thereunder, as if it had been an original Borrower signatory thereto. In furtherance of the foregoing, AHMIC hereby assigns, pledges, and grants to Administrative Agent for the benefit of the Secured Parties and to each of the Secured Parties a first priority, perfected security interest in the Collateral to secure payment and performance of the Obligations.

      (c) Authorization. By execution hereof, each Borrower irrevocably authorizes the Administrative Agent, the Collateral Agent, or any Secured Party to file, at any time and from time to time, in any UCC jurisdiction, any initial financing statement or amendment thereto, as may be desired by Administrative Agent or Secured Parties in order to perfect a security interest in favor of the Secured Parties in the Collateral, without any further consent from any Borrower.

3. Miscellaneous.

      (a) Acknowledgment and Ratification. As a condition precedent to, and as a material inducement to the Lenders, the Collateral Agent, and the Administrative Agent with respect to, this Agreement, the Borrowers and Guarantors (with the knowledge and intent that the Lenders, the Collateral Agent and the Administrative Agent are relying upon the same in entering into this Agreement) jointly and severally (i) consent to the agreements in this Agreement, and (ii) agree and acknowledge that the execution, delivery, and performance of this Agreement shall in no way release, diminish, impair, reduce, or otherwise affect the respective security interests granted under the Loan Documents or obligations of the Borrowers or the Guarantors under the Loan Documents to which they are a party, which security interests and obligations are hereby ratified and confirmed.

      (b) Representations. As a condition precedent to, and as a material inducement to the Lenders, the Collateral Agent, and the Administrative Agent with respect to, this Agreement, the Borrowers jointly and severally represent and warrant to the Lenders (with the knowledge and intent that the Lenders, the Collateral Agent, and the Administrative Agent are relying upon the same in entering into this Agreement) that as of the Effective Date, (i) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the Effective Date, except to the extent that (A) any of them speak to a different specific date in which case they were true and correct in all material respects as of that specific date, or (B) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Documents, (ii) no Default or Event of Default exists, (iii) this Agreement has been duly authorized and approved by all necessary corporate action and requires the consent of no other Person, and upon execution and delivery, this Agreement shall be binding and enforceable against the Borrowers in accordance with its terms, and (iv) since December 31, 2004, there has not occurred a material adverse change in the business, assets, liabilities (actual or contingent), operations, financial condition, or business prospects of the Loan Parties taken as a whole.

      (c) Expenses. The Borrowers shall pay all costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Agreement and the other Loan Documents, including, without limitation, the reasonable fees and expenses of the Administrative Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this Agreement and any related documents.

      (d) Parties. This Agreement binds and inures to the benefit of the Borrowers, the Lenders, the Collateral Agent, and the Administrative Agent and their respective successors and assigns, subject to the assignment provisions of Paragraph 14(a).

      (e) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      The parties hereto have executed this Agreement in multiple counterparts, effective as of Effective Date.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK.

                            SIGNATURE PAGES FOLLOW.]

                                   SCHEDULE I

                           INITIAL COMMITMENT SCHEDULE

================================================================================
                                                     Maximum        Percentage
                         Lender                     Commitment        Share
--------------------------------------------------------------------------------
Bank of America, N.A.                              $75,000,000     7.500000000%

Calyon New York Branch                              70,000,000     7.000000000%

Citigroup Global Markets Realty Corp.               70,000,000     7.000000000%

Deutsche Bank Trust Company Americas                70,000,000     7.000000000%

JPMorgan Chase Bank, N.A.                           70,000,000     7.000000000%

ABN AMRO Bank N.V.                                  60,000,000     6.000000000%

Barclays Bank plc                                   60,000,000     6.000000000%

Commerzbank Aktiengesellschaft New York
and Grand Cayman Branches                           60,000,000     6.000000000%

Merrill Lynch Bank USA                              60,000,000     6.000000000%

Societe Generale                                    60,000,000     6.000000000%

US Bank National Association                        60,000,000     6.000000000%

The Bank of New York                                45,000,000     4.500000000%

BNP Paribas                                         45,000,000     4.500000000%

Credit Suisse, Cayman Islands Branch                45,000,000     4.500000000%

Sovereign Bank                                      45,000,000     4.500000000%

WestLB AG, New York Branch                          45,000,000     4.500000000%

KBC Bank N.V.                                       35,000,000     3.500000000%

Bank Hapoalim B.M.                                  25,000,000     2.500000000%

                                    Total:      $1,000,000,000   100.000000000%
================================================================================